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                                                Filed Pursuant To Rule 424(b)(2)
                                                      Registration No. 333-68379

           Prospectus Supplement to Prospectus dated January 29, 1999

                            Boston Properties, Inc.

                         909,830 Shares of Common Stock

    This prospectus supplement updates the prospectus dated January 29, 1999 relating to the issuance of 890,869 shares of common stock to make it relate to the issuance of an additional 18,961 shares that we may issue if and to the extent that common units of limited partnership interest in Boston Properties Limited Partnership issued in connection with the acquisition of 875 Third Avenue pursuant to an agreement dated November 21, 1997 are presented to Boston Properties Limited Partnership for redemption and we exercise our right under the partnership agreement of Boston Properties Limited Partnership to acquire such common units in exchange for an equal number of shares of our common stock. These additional units were issued as of January 1, 1999. This prospectus supplement is not complete without our prospectus dated January 29, 1999, and we have not authorized anyone to deliver or use this prospectus supplement without such prospectus.


            The date of this prospectus supplement is July 6, 2000.

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